UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
          On February 7, 2007, RedEnvelope, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) has elected John Pound as Chairman of the Board. Mr. Pound has served as a member of the Board since August 2005 and is the Manager of The Integrity Brands Fund, L.P., which is a significant stockholder of the Company.
          Daniel Lyle, who has served as a member of the Board since July 2003 and as Chairman of the Board since August 2005, will continue to serve on the Board and as Chairman of the Audit Committee.
          The Company issued a press release on February 7, 2007 announcing the appointment of Mr. Pound as the Chairman of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1 RedEnvelope, Inc. Press Release dated February 7, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.

Date: February 7, 2007	By:	/s/ Ken Constable

Ken Constable
President and Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description
99.1	RedEnvelope, Inc. Press Release dated February 7, 2007